Exhibit 32.2

Hungarian Telephone and Cable Corp.

Certification of Principal Financial Officer

I, William T. McGann, Controller and Treasurer of Hungarian Telephone and Cable Corp., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:

To the best of my knowledge and belief, based upon a review of this quarterly report on Form 10-Q of Hungarian Telephone and Cable Corp. for the quarterly period ended September 30, 2004 and, except as corrected or supplemented in a subsequent report:

•	this quarterly report of Hungarian Telephone and Cable Corp. on Form 10-Q for the quarterly period ended September 30, 2004 which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in this quarterly report on Form 10-Q of Hungarian Telephone and Cable Corp. for the quarterly period ended September 30, 2004 fairly presents, in all material respects, the financial condition and results of operations of Hungarian Telephone and Cable Corp.

By:	/s/William T. McGann
William T. McGann
Controller and Treasurer

November 12, 2004